Exhibit 5

OPINION RE: LEGALITY

JACKSON L. MORRIS
ATTORNEY AT LAW
3116 West North A Street
Tampa, Florida 33609-1544

June 4, 2003

Board of Directors
Invicta Group Inc.
Miami Beach, Florida

Re:  Registration Statement on Form SB-2

Gentlemen:

I am special counsel to Invicta Group Inc., a Florida corporation, (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Act") on Form SB-2 ("Registration Statement") for the offer and sale 7,682,200 shares of the Company's common stock, by selling security holders, which are currently issued and outstanding. Based upon my review of the records of the Company's board of directors and the Company's audited balance sheets for the year ended December 31, 2002 and 2003, it is my opinion that the 7,682,200 issued and outstanding shares included offered for sale by the selling security holders are legally authorized, duly and validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me therein under the caption "Legal Matters"

Very truly yours

/s/  Jackson L. Morris
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Jackson L. Morris